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Exhibit 21
                              LIST OF SUBSIDIARIES

SunQuest SPC, Inc., an Arizona corporation
BritWill Healthcare Company, a Delaware corporation
Quest Pharmacies, Inc., an Arizona corporation
Sunbelt Therapy Management Services, Inc., an Arizona corporation
Safford Care, Inc., a Colorado corporation
RehabWest, Inc., a Colorado corporation
Cornerstone Care, Inc., a Colorado corporation
Signature HealthCare Corporation, a Delaware corporation
Arkansas, Inc., a Colorado corporation
Douglas Manor, Inc., a Colorado corporation
Memphis Clinical Laboratory, Inc., a Tennessee corporation
American Professional Holding, Inc., a Utah corporation
BritWill Investments-II, Inc., a Delaware corporation
BritWill Investments-I, Inc., a Delaware corporation
BritWill Funding Corporation, a Delaware corporation
Decatur Sports Fit & Wellness Center, Inc., an Alabama corporation
Therapy Health Systems, Inc., a Mississippi corporation
Henderson & Associates Rehabilitation, Inc., an Alabama corporation Sunbelt Therapy Management Services, Inc., an Alabama corporation
Brookshire House Inc., (fka Asbury Circle, Inc.) a Colorado corporation Christopher Nursing Center, Inc., a Colorado corporation
Amberwood Court, Inc., (fka Valley Hi, Inc.) a Colorado corporation
The Arbors Health Care Center, Inc., an Arizona corporation
Los Arcos, Inc., a Colorado corporation
Pueblo Norte, Inc., (fka Signature Health Care of California Corporation),
         a Colorado corporation
Rio Verde Nursing Center, Inc., a Colorado corporation
Signature Management Group, Inc., a Colorado corporation
Ampro Medical Services, Inc., a Texas corporation
Gamma Laboratories, Inc., a Missouri corporation
Emory Care Center, Inc., a Texas corporation
Cedar Care, Inc., an Indiana corporation
Sherwood HealthCare Corp., an Indiana corporation
BritWill Indiana Partnership, an Arizona general partnership